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                                                                     Exhibit 3.2


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                         MILESTONE AV TECHNOLOGIES, INC.


      CSAV Holding Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

      FIRST: The name of the Corporation is Milestone AV Technologies, Inc. The Corporation was formed on August 6, 2003 under the name Chief Manufacturing Holding Corp. Amendments to the Certificate of Incorporation (as amended, the "Certificate of Incorporation") were filed with the Secretary of State of Delaware on August 29, 2003, September 24, 2004, December 1, 2004, November 29, 2005 and November 21, 2007.

      SECOND: This Amended and Restated Certificate of Incorporation: (i) was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL; and (ii) was approved by written consent of a majority of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the DGCL.

      THIRD: The text of the Certificate of Incorporation of the Corporation is hereby further restated and amended to read in its entirety as follows:

                                    ARTICLE I

                                      NAME

      The name of the Corporation is Milestone AV Technologies, Inc.

                                   ARTICLE II

                                REGISTERED AGENT

      The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19801. The registered agent in charge thereof is Corporation Service Company.

                                   ARTICLE III

                                     PURPOSE

      The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
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                                   ARTICLE IV

                                  CAPITAL STOCK

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is 160,000,000 shares, consisting solely of:

      150,000,000 shares of common stock, par value $.001 per share ("Common Stock"); and

      10,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock").

      The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation.

      A.    COMMON STOCK.

      1. General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

      2. Voting. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

      3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the board of directors of the Corporation (the "Board of Directors") and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

      4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to the rights of creditors and any preferential rights of any then outstanding shares of Preferred Stock.

      B.    PREFERRED STOCK.

      Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications and restrictions, if any, of such preferences and rights, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided in such resolution or resolutions.

      Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the


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qualifications and restrictions, if any, of such preferences and rights, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of Preferred Stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with, or be junior to the Preferred Stock of any other series, all to the fullest extent permitted by the DGCL. No resolution, vote, or consent of the holders of the capital stock of the Corporation shall be required in connection with the creation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of the Corporation.

      Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Article IV shall be set forth in a certificate of designation along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the DGCL. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions. When no shares of any such class or series are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such class or series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such class or series, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from the Amended and Restated Certificate of Incorporation all matters set forth in the certificate of designations with respect to such class or series of stock. If no shares of any such class or series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, with the qualifications, limitations or restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors. In the event of any such amendment, a certificate which (i) states that no shares of such class or series have been issued, (ii) sets forth the copy of the amending resolution or resolutions and (iii) if the designation of such class or series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the DGCL.


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                                    ARTICLE V

                               BOARD OF DIRECTORS

      The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

      1. General Powers. The Board of Directors shall have the power and authority: (i) to adopt or repeal the by-laws of the Corporation (the "By-Laws"), subject only to such limitations, if any, as may be from time to time imposed by other provisions of this Amended and Restated Certificate of Incorporation or by the By-Laws, and (ii) to the fullest extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith.

      2. Number of Directors; Election of Directors. The number of directors constituting the full Board of Directors shall be determined by the Board of Directors from time to time. Members of the Board of Directors shall hold office until the annual meeting of the Corporation's stockholders at which their respective successors are elected and qualified or until their earlier death, incapacity, resignation or removal.

      3. Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III at the time such classification becomes effective.

      4. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation's first annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation's second annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation's third annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.


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      5. Removal. Except as may otherwise be provided by the DGCL, any director or the whole Board of Directors may be removed only for cause by the vote of the holders of a majority of the shares of the Corporation's stock entitled to vote for the election of directors.

                                   ARTICLE VI

                             LIMITATION OF LIABILITY

      No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article VI shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transactions from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this
Article VI shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

                                   ARTICLE VII

                                 INDEMNIFICATION

      The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, and as further provided in the By-Laws, but subject to the limitation and procedures set forth in the By-Laws, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against expenses, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.


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                                  ARTICLE VIII

                          COMPROMISES AND ARRANGEMENTS

      Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority of the number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE IX

                               STOCKHOLDER ACTION

      Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and not by written consent in lieu of such meeting, and special meetings of stockholders may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors.

                                    ARTICLE X

                                   AMENDMENTS

      The affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation (in addition to any separate class vote that may in the future be required pursuant to the terms of any outstanding Preferred Stock) shall be required to amend or repeal the provisions of Articles IV (only to the extent it relates to the authority of the Board of Directors to issue shares of Preferred Stock in one or more series, the terms of which may be determined by the Board of Directors), V, IX, and X of this Amended and Restated Certificate of Incorporation or to reduce the numbers of authorized shares of Common Stock or Preferred Stock. The Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by the DGCL.


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      In WITNESS WHEREOF, the undersigned has executed this Amended and Restated
Certificate of Incorporation this [ ] day of November, 2007.


                                    MILESTONE AV TECHNOLOGIES, INC.


                                    By:
                                        --------------------------
                                        Name:
                                        Title: